Exhibit 99.1
FOR IMMEDIATE RELEASE
Stanley Black & Decker Reports 2Q 2011 Results
New Britain, Connecticut, July 18th, 2011 ... Stanley Black & Decker (NYSE: SWK) today announced second quarter 2011 financial results.
2Q’11 Key Points:
➢	Net sales for the period were $2.6 billion, up 11% versus prior year due to unit volume (+3%), currency (+5%) and acquisitions (+3%). Price was flat.

➢	Diluted GAAP EPS, including merger & acquisition (“M&A”) related charges, was $1.14. Excluding M&A related charges, 2Q’11 diluted EPS was $1.46.
➢	Excluding M&A related charges and the $0.28 benefit attributable to the favorable settlement of tax contingencies, 2Q’11 EPS was $1.18, in line with management’s expectations.
➢	The gross margin rate for the quarter was 36.9%. Excluding M&A related charges, the gross margin rate was 37.1%, down modestly from prior year levels, as cost synergies were offset by inflationary pressure.

➢	SG&A expenses were 24.2% of sales. Excluding M&A related charges, SG&A expenses were 23.5% of sales, down from a 2Q’10 level of 24.0%.

➢	2Q’11 operating margin was 12.7% of sales. Excluding M&A related charges, 2Q’11 operating margin was 13.6% of sales, down 10 bps from the 2Q’10 operating margin of 13.7%, as inflation and the modest dilutive impact of acquisitions offset the positive impact of cost synergies.

➢	The 2Q’11 tax rate was 12.4% including approximately $48.5 million ($0.28 per share) of benefits attributable to the favorable settlement of certain tax contingencies. Excluding both M&A related charges and the favorable tax settlement, the tax rate was 25.6%.

➢	Working capital turns for the quarter were 5.8, up 14% from 2Q’10 turns. 2Q’11 free cash flow was $157 million, excluding $48 million of M&A related payments.
Stanley Black & Decker’s President and CEO, John F. Lundgren, commented, “While it would be fair to say that many across the globe would have expected a more substantial economic rebound in developed markets by this point in the year, particularly in residential housing, we were not banking on one and have worked with our businesses to continue to grow revenues and profits, expand their global footprint and gain market share nonetheless. We remain encouraged by the revenue and profit growth we are seeing in the emerging markets, particularly Latin America and Asia, and the progress we’ve seen with revenue synergy plans that are on track to meet or exceed our expectations around the globe.”
2Q’11 Segment Results

	2Q’ 11 Segment Results
				Profit		Profit Rate
($ in M)	Sales	Profit	Charges[1]	Ex-Charges[1]	Profit Rate	Ex-Charges[1]
CDIY	$1,364	$190.6	$4.2	$194.8	14.0%	14.3%
Security	$622	$102.6	$2.1	$104.7	16.5%	16.8%
Industrial	$636	$97.5	$0.3	$97.8	15.3%	15.4%

[1]	M&A related charges primarily pertaining to facility closures
CDIY: In the CDIY segment, double-digit unit volume growth in Latin America and Asia and mid-teens sales growth of Professional Power Tools & Accessories more than offset weather-related outdoor products sales declines in the U.S. and weaker market conditions in Europe. Organic sales for the combined hand and power tool and accessories businesses, excluding divestitures, grew approximately 7%. Despite impressive growth in Latin America, organic sales for Hand Tools, Fasteners & Storage were modestly weaker as softness in the retail channel in North America persisted. The DeWalt hand tools began shipping to distributors in June and should drive incremental revenue in the coming quarters. Within the Professional Power Tools & Accessories business, the continued success of the 12V lithium-ion cordless line as well as the new 18V lithium-ion products that were launched in Europe in May drove revenue growth. Weather-related weakness in outdoor products more than offset high-single digit organic growth within the Consumer Power Tool business during the quarter. Sales for the Pfister business fell 21% due to the ongoing impact of the 1Q’11 loss of SKUs at a major customer.
For the entire CDIY segment, including Pfister and certain minor product line divestitures, net sales increased 5% versus 2Q’10 due to unit volumes (+2%), currency (+5%) and divestitures (-2%), while price was flat. On a sequential basis, overall segment profit, excluding M&A related charges, expanded 120 bps as increased volume, improved mix due to new products and synergies outweighed the increased promotion expense and inflation. Excluding M&A related charges, overall segment profit was down 120 basis points versus 2Q’10 due to the previously communicated normalization of promotion expense, outdoor product volume softness and inflation, which more than offset cost synergies.
Security: Net sales in Security increased 9% versus 2Q’10. Acquisition growth (+5%), unit volume (+1%), and currency (+3%) drove the improvement. Price was flat. The segment profit rate, excluding M&A charges, was 16.8%, 120 bps higher than the 2Q’10 rate of 15.6% as synergies and productivity projects more than offset the negative impact of inflation. Excluding new acquisitions, the segment profit rate was 17.6%.
The Convergent Security Solutions (CSS) business grew approximately 4% organically as installation volumes and recurring monthly revenue both continued to expand. Order growth continued to be driven primarily by National Accounts, however, signs of a rebound within the later-cycle core commercial account base were evident during the quarter. Stanley Healthcare Solutions grew revenues 3% organically, yet was mildly dilutive to overall segment margins due to the inclusion of the 1Q’11 InfoLogix acquisition. CSS operating margin, excluding Healthcare, increased over 35% due to increased volume and the achievement of double-digit profitability by Stanley Solutions de Sécurité (formerly ADT France).
Mechanical Access organic sales were down slightly, as a rebound in the commercial hardware business was muted by weakness in National Accounts remodeling within the Access Technologies business. The residential hardware business was essentially flat as strength in the US due to continued market share gains within electronic locks (i.e.: SmartKeyTM) was offset by a lack of demand largely tied to the weak U.S. residential housing market.

Industrial: Organic sales in the Industrial segment rose 9%. Unit volumes grew 7%, price increased 2%, while currency was +7%. Acquisitions added 13%, bringing total sales growth up 29% for the quarter. Organic sales for the Industrial and Automotive Repair (IAR) platform grew 13%, due to strong hand tool sales within the industrial distribution channel and increased route averages in the mobile distribution business. IAR revenue growth in North America and the emerging markets far outpaced the modest volume increase in Europe where relevant markets are struggling against a soft economic backdrop. The Engineered Fastening business posted organic sales growth of approximately 6%, outpacing global light vehicle production, which fell 2.5%. Growth in North America and Europe was muted by a decline in sales in Asia related to the natural disasters that occurred in Japan in March. Overall Industrial segment profit, excluding M&A related charges, improved 110 bps versus prior year to 15.4%, largely attributable to over 300 bps year-over-year margin expansion within IAR.
Executive Vice President and Chief Operating Officer, James M. Loree, commented, “We remain on course for continued organic revenue growth and solid profitability amidst the backdrop of a broader macroeconomic environment that continues to bump along the bottom in the developed regions of the world. Our Professional Power Tool business grew approximately 13% organically driven by a strong positive reaction to the new products we’ve released to the market in the past year and we are pleased with the excitement from our customers surrounding our planned 2H’11 new product launches across the globe within the entire CDIY franchise. Our Security segment, as guided, increased its profitability by over 300 basis points from the first quarter to regain the upper-teens operating margin levels we expect. Lastly, our Industrial segment and in particular our Industrial and Automotive Repair business posted yet another quarter of top and bottom line expansion. We feel confident we are on a solid path to incremental organic growth and sustained margin and profit growth.”

Merger And Acquisition Related Charges
Total charges related to M&A in 2Q’11 were $50 million. The gross margin includes $5 million of facility closure related charges and the M&A related costs recorded in SG&A, primarily for integration related administrative costs and consulting fees, were $18 million. Approximately $7 million of these charges are included in segment results with the remainder in unallocated corporate overhead. Included in Other, net is $7 million reflecting deal costs. Merger-related restructuring charges, associated with planned facility closures and the severance of employees, totaled $20 million in 2Q’11.
2011 Outlook
In conjunction with its 1Q’11 release on April 26th, 2011, the company raised its 2011 EPS Guidance, excluding M&A charges, by $0.25 to $5.00 - $5.25 due to benefits attributable to the favorable settlement of certain tax contingencies. The 1Q’11 favorable settlement impact was a previously communicated positive $0.12. The remaining settlement of certain tax matters was finalized in late 2Q’11 and was determined to be $48.5M, or $0.28, $0.15 higher than the original estimate.
The company therefore is raising its 2011 EPS guidance, excluding M&A related charges, by the additional $0.15 to $5.15 - $5.40. The full year core tax rate has been reduced to a range of 19-20%. Including all acquisition and Black & Decker merger-related charges, the company expects EPS to approximate $4.50 to $4.75 in 2011.
Key underlying operating assumptions to the $5.15 - $5.40 2011 EPS guidance are as follows:
•	Organic sales growth is now expected to be 4-5%, down 1% from the prior range of 5-6%. Revenue synergies are expected to add an additional 50 basis points of growth.

•	Realized cost synergies in 2011 are now expected to be $200 million, $35 million higher than the original estimate of $165 million for the year. This is due to accelerated realization within 2011 versus 2012.
Total cost synergies realized due to the Black & Decker integration are now estimated to be $450 million by 2012, up $25 million from the prior estimate of $425 million.

Due to its 2Q announced offer to acquire Niscayah, the company delayed its $250 million cash financed share repurchase, which will now commence during 3Q’11. The shares outstanding estimate for the full year remains the same at approximately 172.5 million shares.
Donald Allan Jr, Senior Vice President and CFO, commented, “Our full year guidance has not been and is not now predicated on a rebound within the U.S. housing market; however, we felt it prudent to take our organic growth forecast down 100 basis points to account for the negative weather-related impact our outdoor products business experienced in 2Q and the weaker than expected environment in Europe for our CDIY segment. Fortunately, the integration of Black & Decker has continued to exceed our expectations and we will recognize an incremental $35 million of cost synergies in 2011 which will allow us to meet our operational EPS guidance range. Looking at the back half of this year, in addition to easier prior year revenue comparables, we remain on track to recover ~80% of commodity inflation through pricing actions. We will have a number of exciting new products in the market to run through our powerful global distribution system.”
The following chart is offered to provide analysts and investors with additional clarification:

		1Q’11		2Q’11
	1Q’11A	EPS	2Q’11A	EPS	2H’11E	FY’11E
GAAP Tax Rate	12.7%	$0.92	12.4%	$1.14	25-26%	20-21%
Core Tax Rate Used For Guidance (Ex-M&A Charges/Including Discrete Benefits)	14.9%	$1.08	8.0%	$1.46	25-26%	19-20%
Normalized Tax Rate (Ex-M&A Charges & Favorable Tax Settlements)	24.3%		25.6%		25-26%	25-26%
Shares Outstanding	171.9		173.1		172.5	172.5
The company will host a conference call with investors Tuesday, July 19th, at 10:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.
The call will be accessible by telephone at (800) 446-1671 and from outside the U.S. at (847) 413-3362; also, via the Internet at www.stanleyblackanddecker.com. To access, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. Please use the conference identification number 30203246. A replay will also be available two hours after the call and can be accessed at (888) 843-7419 or (630) 652-3042 using the passcode 30203246#.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Contact:	Kate White Vanek Vice President, Investor Relations kate.vanek@sbdinc.com (860) 827-3833
Various financial measures in this press release are prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). In addition, certain financial measures in the appendix to this press release are non-GAAP, or normalized, financial measures that exclude M&A-related items. Management uses these non-GAAP, or normalized, financial measures to assess current performance and establish operational goals, and believes that these measures assist investors in evaluating the results of our business and analyzing the underlying trends in our business over time. Investors should consider these non-GAAP normalized financial measures in addition to, and not as a substitute for, or as superior to, financial measures prepared in accordance with GAAP. A reconciliation of the GAAP financial measures to the corresponding non-GAAP financial measures, and an explanation of our use of these non-GAAP normalized financial measures and of the excluded items, are included in the appendix to this press release.
Operating margin is defined as sales less cost of sales less SG&A. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the company as a whole, as well as the related measures at the segment level.
Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Normalized cash flow and free cash flow, as reconciled from the associated GAAP measures in Appendix A, are considered meaningful pro forma metrics to aid the understanding of the company’s cash flow performance aside from the material impact of the M&A-related payments and charges.
The core tax rate reflects the tax rate aside from M&A related charges. The normalized tax rate further excludes the discrete tax benefit pertaining to favorable tax settlements. Management uses these tax rates to aid in the analysis of the income tax provision aside from the effects of M&A related charges and certain significant tax benefits that may not reoccur.

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995
Statements in this press release that are not historical, including but not limited to those regarding the Company’s ability to: (i) drive incremental revenue in the coming quarters as a result of the recent DeWalt hand tool launch; (ii) achieve incremental organic growth and sustained margin and profit growth; (iii) achieve full year 2011 diluted EPS, excluding merger and acquisition related (“M&A”) charges, in the range of $5.15-$5.40, and including all acquisition and Black & Decker transaction related M&A charges, in the range of $4.50-$4.75; (iv) achieve a full year core tax rate in a range of 19-20%; (v) commence a $250 million share repurchase program in 3Q 2011 and the achievement of approximately 172.5 million diluted shares outstanding for the full year 2011; and (vi) recover approximately 80% of anticipated commodity inflation in the second half of 2011; are “forward looking statements” and subject to risk and uncertainty.
The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.
The Company’s ability to deliver the Results is dependent, or based, upon: (i) the Company’s ability to execute integration and achieve the synergies, capitalize on growth opportunities and achieve the anticipated results of the combination with Black & Decker, including $200 million in realized cost synergies and adding an additional 50 basis points of growth from revenue synergies in 2011; (ii) the Company’s success in launching new products and growing its presence in emerging markets; (iii) the Company’s ability to implement price recovery for 2011; (iv) achieving a tax rate of approximately 19 — 20%; (v) successful completion of a $250 million share repurchase program in 2011 and the achievement of approximately 172.5 million diluted shares outstanding for the full year 2011; (vi) the Company’s ability to achieve organic sales growth in the range of 4-5%; (vii) successful identification, completion and integration of acquisitions, as well integration of existing businesses; (viii) the continued acceptance of technologies used in the Company’s products and services; (ix) the Company’s ability to manage existing Sonitrol franchisee and Mac Tools distributor relationships; (x) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xi) the proceeds realized with respect to any business or product line disposals; (xii) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xiii) the success of the Company’s efforts to manage freight costs, steel and other commodity costs as well as capital expenditures; (xiv) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases; (xv) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xvi) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xvii) the Company’s ability to obtain favorable settlement of routine tax audits; (xviii) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xix) the continued ability of the Company to access credit markets under satisfactory terms;(xx) the Company’s ability to negotiate satisfactory payment terms under which the Company buys and sells goods, services, materials and products; and (xxi) the Company’s ability to successfully develop, market and achieve sales from new products and services.
The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to develop and market new and innovative products; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any cost increases generated by, for example, increases in the cost of energy or significant Chinese Renminbi or other currency appreciation; (vi) the geographic distribution of the Company’s earnings; and (vii) the commitment to and success of the Stanley Fulfillment System.
The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: the continued economic growth of emerging markets, particularly Latin America; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact the tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the extent to which world-wide markets associated with homebuilding and remodeling stabilize and rebound; the impact of events that cause or may cause disruption in the Company’s manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and recessionary or expansive trends in the economies of the world in which the Company operates. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	SECOND QUARTER		YEAR TO DATE
	2011	2010	2011	2010
NET SALES	$2,623.2	$2,365.6	$5,003.9	$3,627.6

COSTS AND EXPENSES
Cost of sales	1,655.8	1,596.6	3,154.0	2,402.7
Gross Margin	967.4	769.0	1,849.9	1,224.9
% to Net Sales	36.9%	32.5%	37.0%	33.8%

Selling, general and administrative	634.5	584.2	1,240.2	966.7
% to Net sales	24.2%	24.7%	24.8%	26.6%

Operating margin	332.9	184.8	609.7	258.2
% to Net sales	12.7%	7.8%	12.2%	7.1%

Other — net	59.8	65.1	112.3	130.0
Restructuring charges and asset impairments	21.1	85.8	34.4	183.2

Income (loss) from operations	252.0	33.9	463.0	(55.0)

Interest — net	26.8	24.6	56.3	42.7

EARNINGS (LOSS) BEFORE INCOME TAXES	225.2	9.3	406.7	(97.7)
Income taxes (benefit)	27.9	(37.0)	51.0	(35.5)

NET EARNINGS (LOSS)	197.3	46.3	355.7	(62.2)

Less: net earnings (loss) attributable to non-controlling interests	—	0.5	(0.3)	0.6

NET EARNINGS (LOSS) ATTRIBUTABLE TO COMMON SHAREOWNERS	$197.3	$45.8	$356.0	$(62.8)

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK	$1.17	$0.28	$2.12	$(0.49)

DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK	$1.14	$0.28	$2.06	$(0.49)

DIVIDENDS PER SHARE OF COMMON STOCK	$0.41	$0.33	$0.82	$0.66

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	168,119	162,847	167,679	129,163

Diluted	173,075	166,084	172,429	129,163

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of Dollars)

	(Unaudited)
	July 2,	January 1,
	2011	2011
ASSETS
Cash and cash equivalents	$1,915.0	$1,745.4
Accounts and notes receivable, net	1,624.6	1,417.1
Inventories, net	1,448.4	1,272.0
Other current assets	351.0	381.1

Total current assets	5,339.0	4,815.6

Property, plant and equipment, net	1,186.4	1,166.5
Goodwill and other intangibles, net	9,094.1	8,814.1
Other assets	414.0	343.2

Total assets	$16,033.5	$15,139.4

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$943.9	$417.7
Accounts payable	1,267.9	998.6
Accrued expenses	1,166.9	1,325.9

Total current liabilities	3,378.7	2,742.2

Long-term debt	2,729.0	3,018.1
Other long-term liabilities	2,342.0	2,309.4
Stanley Black & Decker, Inc. shareowners’ equity	7,531.4	7,017.0
Non-controlling interests’ equity	52.4	52.7

Total liabilities and equity	$16,033.5	$15,139.4

STANLEY BLACK & DECKER INC. AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	SECOND QUARTER		YEAR TO DATE
	2011	2010	2011	2010
OPERATING ACTIVITIES
Net earnings (loss)	$197.3	$45.8	$356.0	$(62.8)
Depreciation and amortization	93.8	92.7	197.7	152.4
Changes in working capital	(5.4)	(20.0)	(75.7)	(110.4)
Other	(108.4)	102.5	(180.3)	209.1

Net cash provided by operating activities	177.3	221.0	297.7	188.3

INVESTING AND FINANCING ACTIVITIES
Capital and software expenditures	(67.9)	(35.1)	(138.0)	(57.2)
Business acquisitions and asset disposals	(35.6)	(10.9)	(80.1)	(18.1)
Cash acquired from Black & Decker	—	—	—	949.4
Investment in Niscayah	(58.5)	—	(58.5)	—
Proceeds from issuance of common stock	30.0	346.9	85.4	360.9
Purchases of short-term investments	(42.5)	—	(42.5)	—
Payments on long-term debt	(400.9)	(0.8)	(401.4)	(201.6)
Net short-term borrowings (repayments)	483.4	(357.1)	624.8	78.8
Cash dividends on common stock	(68.9)	(54.6)	(137.5)	(88.9)
Other	15.1	(16.4)	19.7	(13.9)

Net cash (used in) provided by investing and financing activities	(145.8)	(128.0)	(128.1)	1,009.4

Increase in Cash and Cash Equivalents	31.5	93.0	169.6	1,197.7

Cash and Cash Equivalents, Beginning of Period	1,883.5	1,505.4	1,745.4	400.7

Cash and Cash Equivalents, End of Period	$1,915.0	$1,598.4	$1,915.0	$1,598.4

The change in working capital is comprised of accounts receivable, inventory and accounts payable.

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	SECOND QUARTER		YEAR TO DATE
	2011	2010	2011	2010
NET SALES

Construction & DIY	$1,364.4	$1,300.0	$2,575.2	$1,849.0
Security	622.4	571.4	1,179.8	985.3
Industrial	636.4	494.2	1,248.9	793.3

Total	$2,623.2	$2,365.6	$5,003.9	$3,627.6

SEGMENT PROFIT
Construction & DIY	$190.6	$112.8	$347.1	$160.3
Security	102.6	67.7	175.3	131.8
Industrial	97.5	57.1	204.4	94.4

Segment Profit	390.7	237.6	726.8	386.5
Corporate Overhead	(57.8)	(52.8)	(117.1)	(128.3)

Total	$332.9	$184.8	$609.7	$258.2

Segment Profit as a Percentage of Net Sales
Construction & DIY	14.0%	8.7%	13.5%	8.7%
Security	16.5%	11.8%	14.9%	13.4%
Industrial	15.3%	11.6%	16.4%	11.9%

Segment Profit	14.9%	10.0%	14.5%	10.7%
Corporate Overhead	-2.2%	-2.2%	-2.3%	-3.5%

Total	12.7%	7.8%	12.2%	7.1%

APPENDIX A
STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited, Millions of Dollars Except Per Share Amounts)

	SECOND QUARTER 2011
		Merger &
		Acquisition-
		Related
	Reported	Charges[1]	Normalized[2]
Cost of sales	$1,655.8	$(4.8)	$1,651.0

Gross margin	967.4	4.8	972.2
% to Net Sales	36.9%		37.1%

Selling, general and administrative	634.5	(18.2)	616.3
% to Net Sales	24.2%		23.5%

Operating margin	332.9	23.0	355.9
% to Net Sales	12.7%		13.6%

Income taxes	27.9	(5.8)	22.1
% to Earnings Before Income Taxes	12.4%		8.0%

Net earnings attributable to Common Shareowners	$197.3	$55.3	$252.6

Diluted earnings per share of common stock	$1.14	$0.32	$1.46

[1]	Merger and acquisition-related charges relate primarily to the Black & Decker merger, including facility closure-related charges and integration costs.

[2]	The normalized 2011 information, as reconciled to GAAP above, is considered relevant to aid analysis of the company’s margin and earnings results aside from the material impact of the merger & acquisition-related charges primarily associated with the Black & Decker merger.

	SECOND QUARTER 2010
		Merger &
		Acquisition-
		Related
	Reported	Charges[3]	Normalized[4]
Cost of sales	$1,596.6	$(123.7)	$1,472.9

Gross margin	769.0	123.7	892.7
% to Net Sales	32.5%		37.7%

Selling, general and administrative	584.2	(15.7)	568.5
% to Net Sales	24.7%		24.0%

Operating margin	184.8	139.4	324.2
% to Net Sales	7.8%		13.7%

Income taxes	(37.0)	(69.1)	32.1
% to Earnings (Loss) Before Income Taxes	-397.8%		13.4%

Net earnings attributable to Common Shareowners	$45.8	$160.3	$206.1

Diluted earnings per share of common stock	$0.28	$0.97	$1.24

[3]	Merger and acquisition-related charges relate primarily to the Black & Decker merger, including inventory step-up, facility closure-related charges, certain executive compensation and severance costs associated with the change in control, transaction and integration costs.

[4]	The normalized 2010 information, as reconciled to GAAP above, is considered relevant to aid analysis of the company’s margin and earnings results aside from the material impact of the merger & acquisition-related charges associated with the Black & Decker merger.

APPENDIX A (CONTINUED)
STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited, Millions of Dollars Except Per Share Amounts)

	YEAR TO DATE 2011
		Merger &
		Acquisition-
		Related
	Reported	Charges[1]	Normalized[2]
Cost of sales	$3,154.0	$(11.1)	$3,142.9

Gross margin	1,849.9	11.1	1,861.0
% to Net Sales	37.0%		37.2%

Selling, general and administrative	1,240.2	(33.8)	1,206.4
% to Net Sales	24.8%		24.1%

Operating margin	609.7	44.9	654.6
% to Net Sales	12.2%		13.1%

Income taxes	51.0	3.5	54.5
% to Earnings Before Income Taxes	12.5%		11.0%

Net earnings attributable to Common Shareowners	$356.0	$83.3	$439.3

Diluted earnings per share of common stock	$2.06	$0.49	$2.55

[1]	Merger and acquisition-related charges relate primarily to the Black & Decker merger, including facility closure-related charges and integration costs.

[2]	The normalized 2011 information, as reconciled to GAAP above, is considered relevant to aid analysis of the company’s margin and earnings results aside from the material impact of the merger & acquisition-related charges primarily associated with the Black & Decker merger.

	YEAR TO DATE 2010
		Merger &
		Acquisition-
		Related
	Reported	Charges[3]	Normalized[4]
Cost of sales	$2,402.7	$(165.3)	$2,237.4

Gross margin	1,224.9	165.3	1,390.2
% to Net Sales	33.8%		38.3%

Selling, general and administrative	966.7	(64.7)	902.0
% to Net Sales	26.6%		24.9%

Operating margin	258.2	230.0	488.2
% to Net Sales	7.1%		13.5%

Income taxes	(35.5)	(103.2)	67.7
% to Earnings (Loss) Before Income Taxes	36.3%		19.7%

Net (loss) earnings attributable to Common Shareowners	$(62.8)	$339.0	$276.2

Diluted (loss) earnings per share of common stock	$(0.49)	$2.57	$2.10

[3]	Merger and acquisition-related charges relate primarily to the Black & Decker merger, including inventory step-up, facility closure-related charges, certain executive compensation and severance costs associated with the change in control, transaction and integration costs.

[4]	The normalized 2010 information, as reconciled to GAAP above, is considered relevant to aid analysis of the company’s margin and earnings results aside from the material impact of the merger & acquisition-related charges associated with the Black & Decker merger.

APPENDIX A (CONTINUED)
STANLEY BLACK & DECKER INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP CASH FLOW FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited, Millions of Dollars)

	SECOND QUARTER 2011
		Merger &
		Acquisition-
		Related
		Charges and
	Reported	Payments[1]	Normalized[2]
Net cash provided by operating activities	177.3	33.8	211.1

Free Cash Flow Computation[3]
Operating Cash Inflow	$177.3		$211.1
Less: capital and software expenditures	(67.9)	13.8	(54.1)

Free Cash Inflow (before dividends)	$109.4	$47.6	$157.0

[1]	Merger and acquisition-related charges and payments relate primarily to the Black & Decker merger, including facility closure-related charges and integration costs.

	SECOND QUARTER 2010
		Merger &
		Acquisition-
		Related
		Charges and
	Reported	Payments[1]	Normalized[2]
Net cash provided by operating activities	221.0	27.2	248.2

Free Cash Flow Computation[3]
Operating Cash Inflow	$221.0		$248.2
Less: capital and software expenditures	(35.1)		(35.1)

Free Cash Inflow (before dividends)	$185.9		$213.1

[2,3]	Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Normalized cash flow and free cash flow, as reconciled above, are considered meaningful pro forma metrics to aid the understanding of the company’s cash flow performance aside from the material impact of Black & Decker merger-related payments and charges.

APPENDIX A (CONTINUED)
STANLEY BLACK & DECKER INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP CASH FLOW FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited, Millions of Dollars)

	YEAR TO DATE 2011
		Merger &
		Acquisition-
		Related
		Charges and
	Reported	Payments[1]	Normalized[2]
Net cash provided by operating activities	297.7	44.9	342.6

Free Cash Flow Computation[3]
Operating Cash Inflow	$297.7		$342.6
Less: capital and software expenditures	(138.0)	30.7	(107.3)

Free Cash Inflow (before dividends)	$159.7	$75.6	$235.3

[1]	Merger and acquisition-related charges and payments relate primarily to the Black & Decker merger, including facility closure-related charges and integration costs.

	YEAR TO DATE 2010
		Merger &
		Acquisition-
		Related
		Charges and
	Reported	Payments[4]	Normalized[2]
Net cash provided by operating activities	188.3	119.2	307.5

Free Cash Flow Computation[3]
Operating Cash Inflow	$188.3		$307.5
Less: capital and software expenditures	(57.2)		(57.2)

Free Cash Inflow (before dividends)	$131.1		$250.3

[2,3]	Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Normalized cash flow and free cash flow, as reconciled above, are considered meaningful pro forma metrics to aid the understanding of the company’s cash flow performance aside from the material impact of Black & Decker merger-related payments and charges.

[4]	Merger and acquisition-related charges and payments relate primarily to the Black & Decker merger, including inventory step-up (non-cash), facility closure-related charges, certain executive compensation and severance costs associated with change in control, transaction and integration costs.

APPENDIX A (CONTINUED)
STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP SEGMENT PROFIT FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited, Millions of Dollars)

	SECOND QUARTER 2011
		Merger &
		Acquisition-
		Related
	Reported	Charges[1]	Normalized[2]
SEGMENT PROFIT

Construction & DIY	$190.6	$4.2	$194.8
Security	102.6	2.1	104.7
Industrial	97.5	0.3	97.8

Segment Profit	390.7	6.6	397.3
Corporate Overhead	(57.8)	16.4	(41.4)

Total	$332.9	$23.0	$355.9

Segment Profit as a Percentage of Net Sales
Construction & DIY	14.0%		14.3%
Security	16.5%		16.8%
Industrial	15.3%		15.4%

Segment Profit	14.9%		15.1%
Corporate Overhead	-2.2%		-1.6%

Total	12.7%		13.6%

[1]	Merger and acquisition-related charges relate primarily to the Black & Decker merger, including facility closure-related charges and integration costs.

[2]	The normalized 2011 business segment information, as reconciled to GAAP above, is considered relevant to aid analysis of the company’s segment profit results aside from the material impact of the merger & acquisition-related charges associated with the Black & Decker merger.

	SECOND QUARTER 2010
		Merger &
		Acquisition-
		Related
	Reported	Charges[3]	Normalized[4]
SEGMENT PROFIT

Construction & DIY	$112.8	$88.4	$201.2
Security	67.7	21.7	89.4
Industrial	57.1	13.6	70.7

Segment Profit	237.6	123.7	361.3
Corporate Overhead	(52.8)	15.7	(37.1)

Total	$184.8	$139.4	$324.2

Segment Profit as a Percentage of Net Sales
Construction & DIY	8.7%		15.5%
Security	11.8%		15.6%
Industrial	11.6%		14.3%

Segment Profit	10.0%		15.3%
Corporate Overhead	-2.2%		-1.6%

Total	7.8%		13.7%

[3]	Merger and acquisition-related charges and payments relate primarily to the Black & Decker merger, including inventory step-up (non-cash), facility closure-related charges, certain executive compensation and severance costs associated with change in control, transaction and integration costs.

[4]	The normalized 2010 business segment information, as reconciled to GAAP above, is considered relevant to aid analysis of the company’s segment profit results aside from the material impact of the merger & acquisition-related charges associated with the Black & Decker merger.

APPENDIX A (CONTINUED)
STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP SEGMENT PROFIT FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited, Millions of Dollars)

	YEAR TO DATE 2011
		Merger &
		Acquisition-
		Related
	Reported	Charges[1]	Normalized[2]
SEGMENT PROFIT

Construction & DIY	$347.1	$6.6	$353.7
Security	175.3	6.6	181.9
Industrial	204.4	0.3	204.7

Segment Profit	726.8	13.5	740.3
Corporate Overhead	(117.1)	31.4	(85.7)

Total	$609.7	$44.9	$654.6

Segment Profit as a Percentage of Net Sales
Construction & DIY	13.5%		13.7%
Security	14.9%		15.4%
Industrial	16.4%		16.4%

Segment Profit	14.5%		14.8%
Corporate Overhead	-2.3%		-1.7%

Total	12.2%		13.1%

[1]	Merger and acquisition-related charges relate primarily to the Black & Decker merger, including facility closure-related charges and integration costs.

[2]	The normalized 2011 business segment information, as reconciled to GAAP above, is considered relevant to aid analysis of the company’s segment profit results aside from the material impact of the merger & acquisition-related charges associated with the Black & Decker merger.

	YEAR TO DATE 2010
		Merger &
		Acquisition-
		Related
	Reported	Charges[3]	Normalized[4]
SEGMENT PROFIT

Construction & DIY	$160.3	$120.3	$280.6
Security	131.8	27.0	158.8
Industrial	94.4	18.0	112.4

Segment Profit	386.5	165.3	551.8
Corporate Overhead	(128.3)	64.7	(63.6)

Total	$258.2	$230.0	$488.2

Segment Profit as a Percentage of Net Sales
Construction & DIY	8.7%		15.2%
Security	13.4%		16.1%
Industrial	11.9%		14.2%

Segment Profit	10.7%		15.2%
Corporate Overhead	-3.5%		-1.8%

Total	7.1%		13.5%

[3]	Merger and acquisition-related charges and payments relate primarily to the Black & Decker merger, including inventory step-up (non-cash), facility closure-related charges, certain executive compensation and severance costs associated with change in control, transaction and integration costs.

[4]	The normalized 2010 business segment information, as reconciled to GAAP above, is considered relevant to aid analysis of the company’s segment profit results aside from the material impact of the merger & acquisition-related charges associated with the Black & Decker merger.